UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2008 (December 8, 2008)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726 _
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On December 8, 2008 Qnective, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement No. 1”) with Ms. Thea Kunz (“Kunz”).  Pursuant to the Agreement, Kunz purchased one million shares of the Company’s common stock, par value $.001 per share (the “Shares”), for a purchase price of $2.00 per share or $2,000,000 in the aggregate. The purchase price was paid by the surrender to the Company of the 15% convertible debenture, dated September 4, 2008, issued by the Company to Kunz (the “Debenture”).  See “Item 1.02 Termination of a Material Definitive Agreement” below.  No underwriting discounts or commissions were paid in connection with the sale of the Shares.  The Shares were issued in a private transaction pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”).  The Company did not engage in a distribution of the Shares in the United States.  Kunz represented that she is not a U.S. person (as defined in Regulation S) and that she did not acquire the Shares for the account or benefit of a U.S. person.

The foregoing description of Subscription Agreement No. 1 is qualified in its entirety by reference to the provisions of Subscription Agreement No. 1 attached to this report as Exhibit 10.1.

On December 8, 2008, the Company entered into a second subscription agreement with Kunz (“Subscription Agreement No. 2”) to purchase one million shares of the Company’s common stock for a purchase price of $2.00 a share or $2,000,000 in the aggregate.  The purchase price has been received by the Company.  The foregoing description of Subscription Agreement No. 2 is qualified in its entirety by reference to the provisions of Subscription Agreement No. 2 attached to this Report as Exhibit 10.2.

Item 1.02	Termination of a Material Definitive Agreement.

On December 8, 2008, the Company and Kunz entered into a Termination Agreement (the “Termination Agreement) pursuant to which the parties terminated the agreement, dated September 4, 2008, by and between the Company and Kunz pursuant to which the Debenture was issued.  In lieu of repayment of the outstanding principal of, and accrued but unpaid interest on the Debenture, the Company issued the Shares to Kunz.  See “Item 1.01 Entry into a Material Definitive Agreement” above.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the provisions of the Termination Agreement attached to this report as Exhibit 10.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Subscription Agreement, dated December 8, 2008, by and between Qnective, Inc. and Ms. Thea Kunz.

Exhibit 10.2 Subscription Agreement dated December 8, 2008, by and between Qnective, Inc. and Ms. Thea Kunz.

Exhibit 10.3 Termination Agreement, dated December 8, 2008, by and between Qnective, Inc. and Ms. Thea Kunz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNECTIVE, INC.

Date: December 12, 2008	By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Subscription Agreement, dated December 8, 2008, by and between Qnective, Inc. and Ms. Thea Kunz.

Exhibit 10.2	Subscription Agreement dated December 8, 2008 by and between Qnective and Ms. Thea Kunz

Exhibit 10.3	Termination Agreement, dated December 8, 2008, by and between Qnective, Inc. and Ms. Thea Kunz.